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                                 [EXHIBIT 23.3]


               [Letterhead of Morgan Stanley & Co. Incorporated]

                [CONSENT OF MORGAN STANLEY & CO. INCORPORATED]



May 1, 1998



CBT Corporation
333 Broadway
Paducah, KY  42001

Members of the Board:

      We hereby consent to the inclusion in this Registration Statement on Form S-4 and related Proxy Statement/Prospectus with respect to the proposed merger of CBT Corporation with and into Ameribanc, Inc., a Missouri corporation and wholly owned subsidiary of Mercantile Bancorporation Inc., of our opinion letter appearing as Annex A to the Proxy Statement/Prospectus which is part of such Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                     Very truly yours,

                                     MORGAN STANLEY & CO. INCORPORATED

                                     By: /s/ Kristen Huntley